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                                                                     Exhibit 4.1


                      FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement (this "First Amendment"), dated as of June 30, 1997, is by and among Pioneer-Standard Electronics, Inc., an Ohio corporation, and its successors and assigns (the "Borrower"), National City Bank, a national banking association, and the several banks, financial institutions and other entities from time to time parties to the Agreement (sometimes collectively, "Lenders" and sometimes individually, a "Lender"), and National City Bank, not individually, but as "Agent". Capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed to those terms in the Credit Agreement (as defined herein).

                                    RECITALS

         A. Borrower, Lenders and Agent entered into a Credit Agreement dated as of August 12, 1996 (the "Original Credit Agreement"), whereby Lenders agreed to make revolving loans available to Borrower in an aggregate principal amount not to exceed $125,000,000, pursuant to the terms of the Original Credit Agreement.

         B. Borrower, Lenders and Agent desire to amend certain terms and conditions of the Original Credit Agreement.

         C. The Original Credit Agreement as modified by this First Amendment shall hereafter be the "Credit Agreement."

         NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which is acknowledged by Borrower, Lenders and Agent, the parties hereby agree as follows:

         1. The definitions of Consolidated Fixed Charge Coverage Ratio and Loan Documents in the Original Credit Agreement are hereby deleted and the following shall be substituted in lieu thereof:

         "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of Consolidated Pre-Tax Income plus Consolidated Interest Expense, to (b) Consolidated Debt Service, all for the four fiscal quarters then ended.

         "Loan Documents" means this Agreement, the Notes, the Non-Borrowing and Non-Pledge Agreements, the Subordination Agreement, and any other document from time to time evidencing or securing indebtedness incurred by Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.


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         2. The following definitions shall be included in the Credit Agreement:

         "Additional Receivables Transfer" or "Additional Receivables Transfers" means one or more transfers of receivables of Borrower to the Limited Partnership in a maximum aggregate amount not to exceed $30,000,000, on terms and conditions in accordance with those set forth in SCHEDULE 2 hereto.

         "Initial Receivables Transfer" means the receivables transfer of Borrower to the Limited Partnership in a maximum amount not to exceed $90,000,000, as described on SCHEDULE 3 hereto.

         "Consolidated Pre-Tax Income" means, for any period, Consolidated Net Income plus the sum of all income and franchise tax expense incurred by Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Pre-Tax Income" means, for any period, Net Income plus the sum of all income taxes paid by Borrower for such period.

         "Pre-Tax Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of Pre-Tax Income plus Interest Expense, to (b) Interest Expense.

         "Subordination Agreement" means a Subordination Agreement, executed by Borrower and Limited Partnership in favor of Lenders, substantially in the form of EXHIBIT A attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         3. The definition of the terms Fixed Charge Coverage Ratio and Debt Service shall be deleted from the Credit Agreement in their entirety.

         4. Upon execution and delivery of this First Amendment, a written opinion of Borrower's and Limited Partnership's counsel shall be delivered to Lenders in substantially the form of EXHIBIT B and EXHIBIT C hereto.

         5. Upon execution and delivery of this First Amendment, Borrower and Limited Partnership shall deliver to Lenders a Subordination Agreement in substantially the form of EXHIBIT A hereto.

         6. As of the date hereof, Borrower hereby affirms each of the representations and warranties set forth in SECTION 4 of the Original Credit Agreement.

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         7. Schedule 1 (Subsidiaries of Borrower) of the Original Credit
Agreement is deleted in its entirety and Schedule 1 attached hereto is substituted therefor.

         8. Section 5.11 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.11 MERGER; SALE OF ASSETS. Other than (a) the Transfer of Assets in connection with the Corporate Reorganization, (b) the Initial Receivables Transfer described on Schedule 3 attached hereto and (c) any Additional Receivables Transfer described on Schedule 2 attached hereto, Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of a Substantial Portion of its Property or business, unless approved in advance by Lenders. The foregoing notwithstanding, at least thirty (30) days prior to the effectiveness of any Additional Receivables Transfer as described on
         Schedule 2 attached hereto, Borrower shall submit to Lenders the following: (a) a Financial Compliance Certificate in accordance with
         Section 5.1(v) of this Agreement, (b) pro forma consolidated financial statements projecting the results after the Additional Receivables Transfer for the following fiscal year, and (c) an affirmation by Borrower and the Limited Partnership that any debt incurred by Borrower in favor of the Limited Partnership in connection with the Additional Receivables Transfer is subject to the Subordination Agreement.

         9. Section 5.17 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.17 ADDITIONAL INDEBTEDNESS AND FINANCIAL UNDERTAKINGS. Borrower will not enter into or remain liable upon, any Financial Undertaking, nor will Borrower incur Indebtedness for Borrowed Money (other than Indebtedness for Borrowed Money which is incurred under this Agreement, the Additional Facilities, the Debt Offering, the Initial Receivables Transfer, or any Additional Receivables Transfers or that consists of interest rate exchange agreements or interest rate option agreements. that in the aggregate, at any time, do not create an Aggregate Measured Credit Risk in excess of $7,500,000). Borrower will not permit any of its Subsidiaries to enter into or remain liable upon, any Financial Undertaking, nor will Borrower permit any of its Subsidiaries to incur Indebtedness for Borrowed Money (other than loans made by Borrower and permitted by Section 5.26, and current Indebtedness for Borrowed Money as described on Schedule 6 hereto);



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         10. Section 5.24 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.24 LEVERAGE RATIO. The Leverage Ratio shall not exceed 4.75 to 1.00 at any time during the period commencing on the Closing Date, and ending on March 31, 1997, 3.75 to 1.00 at any time during the period commencing April 1, 1997, and ending on March 31, 1998, and 3.00 to
         1.00 at any time during the period commencing on April 1, 1998, and thereafter.

         11. Section 5.25 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.25 CONSOLIDATED FIXED CHARGE COVERAGE RATIO; PRE-TAX INTEREST COVERAGE RATIO. Borrower and its Subsidiaries shall maintain a Consolidated Fixed Charge Coverage Ratio of no less than 2.0 to 1.0 on the Closing Date, and on the last calendar day of each fiscal quarter thereafter until June 30, 1997, and no less than 2.3 to 1.0 on the last calendar day of each fiscal quarter thereafter, until the Facility Termination Date. Borrower shall maintain a Pre-Tax Interest Coverage Ratio of 1.10 to 1 on July 1, 1997, and on the last calendar day of each fiscal quarter thereafter, until the Facility Termination Date.

         12. Section 5.26 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.26 INVESTMENT AND LOAN LIMIT. Neither Borrower, nor any of its Subsidiaries, together or individually, directly or indirectly, in any instance or in the aggregate over time may: (a) invest in any manner more than $10,800,000 in Canada, or (b) loan more than an aggregate principal amount of: (i) $25,000,000 to Canada; (ii) $85,000,000 to Limited Partnership; (iii) $15,000,000 to Minnesota; (iv) $10,000,000 to Illinois; (v) $55,000,000 to Maryland; and (vi) $1,000,000 to FSC.

         13. Section 5.27 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.27 ACQUISITION LIMIT. Neither Borrower nor any of its Subsidiaries shall fund the Acquisitions of Persons, or offer for, any Capital Stock of Persons, to the extent the aggregate consideration (including contingent consideration) of all such Acquisitions made after the Closing Date and until the Facility Termination Date would exceed $5,000,000.


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         14. SECTION 5.30 of the Original Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         5.30 TANGIBLE ASSETS; ASSETS. As of the Closing Date, and at all times thereafter until April 30, 1997, Borrower's Tangible Assets shall be equal to or greater than forty-six (46%) percent of Borrower's Assets, based on equity method of accounting. As of May 1, 1997, and at all times thereafter until the Facility Termination Date, Borrower's Tangible Assets shall be equal to or greater than forty (40%) percent of the Borrower's Assets, based on equity method of accounting.

         15. Borrower represents and warrants that as of the date hereof Borrower is not in Default under any of the terms and conditions of the Credit Agreement.

         16. All other terms and conditions of the Credit Agreement shall remain in full force and effect and unmodified hereby.



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         17. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

                                        PIONEER-STANDARD ELECTRONICS, INC.



                                        By: /s/ John V. Goodger



                                        Print Name: John V. Goodger

                                        Title:   Vice President

                                        4800 East 131st Street
                                        Garfield Heights, Ohio 44105
                                        Phone: (216) 587-3600
                                        Facsimile: (216) 587-3563

                                        Attention: John V. Goodger


                                        NATIONAL CITY BANK,
                                        Individually and as
                                        Agent


                                        By: /s/ Anthony J. DiMare

                                        Print Name: Anthony J. DiMare

                                        Title Senior Vice President

                                        Via Hand Delivery
                                        National City Bank
                                        National City Center, 10th Floor
                                        1900 East Ninth Street
                                        Cleveland, Ohio 44114

                                        Via U.S. Mail
                                        National City Bank
                                        P.O. Box 5756
                                        Cleveland, Ohio 44101-0756

                                        Attention: Anthony J. DiMare
                                                   Vice President



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                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/ Matthew Tuohey

                                        Print Name: Matthew Tuohey

                                        Title:   Assistant Vice President


                                        Via Hand Delivery
                                        KeyBank National Association
                                        Large Corporate Group
                                        Mail Code OH-01-27-0606
                                        127 Public Square
                                        Cleveland, Ohio 44114-1306

                                        Via U.S. Mail
                                        KeyBank National Association
                                        Large Corporate Group
                                        Mail Code OH-01-27-0606
                                        127 Public Square
                                        Cleveland, Ohio 44114-1306

                                        Attention:
                                        Matthew P. Tuohey




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                                        MELLON BANK, N.A.


                                        By: /s/  Mark F. Johnston

                                        Print Name: Mark F. Johnston

                                        Title: AVP
                                        Via Hand Delivery
                                        Mellon Bank, N.A.
                                        Three Mellon Bank Center
                                        Suite 2300
                                        Pittsburgh, PA 15259
                                        Attention: Loan Administration
                                        Theresa Heukeshoven

                                        Via U.S. Mail
                                        Mellon Bank, N.A.
                                        Three Mellon Bank Center
                                        Suite 2300
                                        Pittsburgh, PA 15259
                                        Attention: Loan Administration
                                                  Theresa Heukeshoven

                                        With a Copy To:

                                        Via Hand Delivery
                                        Mellon Bank, N.A.
                                        One Mellon Bank Center
                                        Grant Street, Room 4530
                                        Pittsburgh, PA 15258-0001



                                        Via U.S. Mail
                                        Mellon Bank, N.A.
                                        One Mellon Bank Center
                                        Grant Street, Room 4530
                                        Pittsburgh, PA 15258-0001

                                        Attention:
                                        Mark F. Johnston



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                                        STAR BANK, N.A.

                                        By: /s/ John D. Barrett

                                        Print Name: John D. Barrett


                                        Title: Sr. Vice President

                                        Via Hand Delivery
                                        Star Bank, N.A.
                                        1350 Euclid Avenue, Suite 220
                                        Cleveland, Ohio 44115

                                        Via U.S. Mail
                                        Star Bank, N.A.
                                        1350 Euclid Avenue, Suite 220
                                        Mail Location 4432
                                        Cleveland, Ohio 44115

                                        Attention:
                                        John D. Barrett



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                                   SCHEDULE 2




            TERMS AND CONDITIONS OF ADDITIONAL RECEIVABLES TRANSFERS

1. The aggregate amount all Additional Receivable Transfers shall not exceed $30,000,000.

2. The transferee of all such Additional Receivable Transfers shall be Limited Partnership.

3. The Limited Partnership shall be required to promptly transfer the funds collected from the collection of such accounts receivable to Borrower. In accordance with the Initial Receivables Transfer, Limited Partnership may transfer such funds pursuant to a loan to Borrower, provided, the repayment of such debt by Borrower is subordinate to the debt of Borrower arising under the Credit Agreement.




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                                   SCHEDULE 3

                  DESCRIPTION OF INITIAL RECEIVABLES TRANSFER


         Pursuant to the restructuring of Pioneer-Standard Electronics, Inc. (the (Company"), the Company will transfer directly and indirectly through its wholly-owned subsidiary Pioneer-Standard Illinois, Inc. ("Pioneer Illinois"), up to $90,000,000 in accounts receivable (the "Receivables") to Pioneer-Standard Electronics, Ltd. ("Pioneer LP") (the "Initial Receivables Transfer"). The Initial Receivables Transfer is scheduled to occur on or about August 1, 1997, and will be reflected on the financial statements of the Company as a capital contribution to Pioneer Illinois and the to Pioneer LP. Upon the completion of the Initial Receivables Transfer, Pioneer LP will own the Receivables and the proceeds to be collected from the Receivables.

         Subsequent to the Initial Receivables Transfer, Pioneer LP will pay the Company a servicing fee to collect the Receivables on behalf of Pioneer LP. Pioneer LP will then loan the Company, on a daily basis, as the cash is collected from customers, the proceeds of the Receivables. It is anticipated that the Receivables transferred as part of the Initial Receivables Transfer will be collected and loaned back to the Company within the fifty-day period commencing with the Initial Receivables Transfer.

         After such fifty-day period has elapsed, a loan of up to $90,000,000 from Pioneer LP to the Company will be outstanding and will be evidenced by a demand note of the Company payable to Pioneer LP.